Exhibit 10.6

ADDITIONAL FORWARD PURCHASE AGREEMENT

This Additional Forward Purchase Agreement (this “Agreement” or “Additional Forward Purchase Agreement”) is entered into as of [⚫], 2023, between Pershing Square SPARC Holdings, Ltd., a Delaware corporation (the “Company”), and PS SPARC I Master, L.P., a Cayman Islands limited partnership managed by Pershing Square Capital Management, L.P. (the “Additional Forward Purchaser”).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission, the Company intends to distribute, for no cost to the recipients, up to 61,111,111 subscription warrants of the Company (as such number may be adjusted pursuant to the terms of the SPAR Rights Agreement between the Company and Continental Stock Transfer & Trust Company (the “SPAR Rights Agreement”)) referred to as special purpose acquisition rights (each a “SPAR” and collectively, the “SPARs”), with each such SPAR exercisable at a future date in connection with the Business Combination to purchase two shares of common stock (the “Public Shares”) of the company surviving the Business Combination (the “Surviving Corporation”), at a minimum exercise price (“Minimum Exercise Price”) of $10.00 per share (the “Distribution”);

WHEREAS, in accordance with the terms of the SPARs, the Company will establish and publicly announce the final exercise price of the SPARs, which may be equal to or higher than the Minimum Exercise Price (the “Final Exercise Price”), at the time of public announcement that the Company has entered into a definitive agreement with respect to a Business Combination (the “Business Combination Agreement”);

WHEREAS, in accordance with that certain Committed Forward Purchase Agreement, dated as of [⚫], 2023, between the Company and Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company (the “Committed Forward Purchase Agreement”) pursuant to which the Committed Forward Purchasers (as defined therein) shall purchase in the aggregate from the Surviving Corporation, on a private placement basis at the time of the consummation of the Business Combination (“Business Combination Closing”), no less than $250,000,000 of Public Shares, and no more than $1,000,000,000 of Public Shares (the “Committed Forward Purchase Shares”), at a price per share equal to the Final Exercise Price (the “Forward Purchase Price”), in accordance with the terms set forth therein; and

WHEREAS, on the date hereof, the Company is entering into this Additional Forward Purchase Agreement with the Additional Forward Purchaser, pursuant to which the Additional Forward Purchaser may elect, in its sole discretion, to purchase in the aggregate from the Surviving Corporation, on a private placement basis at the time of the consummation of the Business Combination, up to an amount of Public Shares equal to $3,500,000,000 less the aggregate purchase price of the Committed Forward Purchase (the “Additional Forward Purchase Shares”), at a price per share equal to the Forward Purchase Price, in accordance with the terms and conditions of the Additional Forward Purchase Agreement;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Sale and Purchase.

(a) Additional Forward Purchase Shares.

(i) Additional Forward Purchase. The Additional Forward Purchaser shall have the right, but not the obligation, to purchase up to the aggregate the number of Public Shares equal to the quotient obtained by dividing (i) the Aggregate Additional Forward Purchase Amount by (ii) the Final Exercise Price (the “Maximum Additional Forward Purchase”). For purposes of this Section 1(a)(i), “Aggregate Additional Forward Purchase Amount” shall equal the result of (i) $3,500,000,000 minus (ii) the Aggregate Committed Forward Purchase Amount (as defined in the Committed Forward Purchase Agreement).

(ii) Tranches. The Maximum Additional Forward Purchase shall be effectuated, if at all and at the Additional Forward Purchaser’s election, in one or two tranches as described below in this Section 1.1(a)

(iii) First Tranche. No later than five (5) business days prior to the execution of a Business Combination Agreement, the Company shall deliver to the Additional Purchaser a substantially complete Business Combination Agreement, the Final Exercise Price and the Aggregate Committed Purchase Amount calculated in the manner set forth in Committed Forward Purchase Agreement (collectively, the “Business Combination Notice”). The Additional Forward Purchaser shall have the right, but not the obligation, to exercise up to the Maximum Additional Forward Purchase by written notice to the Company no later than five (5) business days after the delivery of the Business Combination Notice (“First Tranche Additional Forward Purchase”).

(iv) Second Tranche. In the event that (i) the First Tranche Additional Forward Purchase is less than the Maximum Additional Forward Purchase and (ii) all SPARs are not elected to be exercised as of the end of the SPAR Holder Election Period, then the Company shall promptly deliver to the Additional Forward Purchaser written notice (the “Unexercised SPAR Notice”) indicating the number of SPARs which were not elected to be exercised by the holders thereof (“Unexercised SPARs”). The Additional Forward Purchaser shall have the right, but not the obligation, to purchase, by written notice to the Company no later than five (5) business days after delivery of the Unexercised SPAR Notice, up to the aggregate number of Public Shares equal to (i) 122,222,222 (as such number may be adjusted pursuant to the terms of the SPAR Rights Agreement) minus (ii) the number of exercised SPARs multiplied by 2.0 (“Second Tranche Additional Forward Purchase”), subject to the cap in clause (v).

(v) For the avoidance of doubt, in no event shall the number of Public Shares purchased pursuant to the First Tranche Additional Forward Purchase and the Second Tranche Additional Forward Purchase collectively exceed the Maximum Additional Forward Purchase.

(vi) Private Placement. The Additional Forward Purchase shall be effectuated in a private placement of Additional Forward Purchase Shares. The closing of any such private placement shall occur upon the Business Combination Closing.

(vii) Book-Entry Delivery. The Company shall issue the Additional Forward Purchase Shares to the Additional Forward Purchasers in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Additional Forward Purchasers (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Additional Forward Purchasers, as applicable pursuant to written instructions delivered by the Additional Forward Purchasers.

(b) Legends. Each book entry for the Additional Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Additional Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN ADDITIONAL FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDERS AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c) Certificates. The Company shall cooperate with the Additional Forward Purchaser, at its request, to facilitate the timely preparation and delivery of physical certificates representing the Additional Forward Purchase Shares and enable such certificates to be in such denominations or amounts, as the case may be, as the Additional Forward Purchaser may reasonably request and registered in such names as the Additional Forward Purchaser may reasonably request. Any such physical certificates shall be stamped or otherwise imprinted with a legend substantially in the form set forth in Section 1(b).

(d) Legend Removal. If the Additional Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Additional Forward Purchasers’ request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b) and Section 1(c). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Additional Forward Purchase Shares without any such legend.

2. Representations and Warranties of the Additional Forward Purchaser. The Additional Forward Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Additional Forward Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Additional Forward Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Additional Forward Purchaser, will constitute the valid and legally binding obligation of the Additional Forward Purchaser, enforceable against the Additional Forward Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement (as defined below) may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Additional Forward Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Additional Forward Purchaser of this Agreement and the consummation by the Additional Forward Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Additional Forward Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Additional Forward Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Additional Forward Purchaser in reliance upon the Additional Forward Purchaser’s representation to the Company, which by the Additional Forward Purchaser’s execution of this Agreement, the Additional Forward Purchaser hereby confirms, that the Additional Forward Purchase Shares to be acquired by the Additional Forward Purchaser will be acquired for investment for the Additional Forward Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Additional Forward Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law (other than as set forth herein). By executing this Agreement, the Additional Forward Purchaser further represents that the Additional Forward Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than another Additional Forward Purchaser) to sell, transfer or grant participations to such Person, with respect to any of the Additional Forward Purchase Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Additional Forward Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Additional Forward Purchase Shares, as well as the terms of the Company’s proposed Distribution, with the Company’s management.

(g) Restricted Securities. The Additional Forward Purchaser understands that the offer and sale of the Additional Forward Purchase Shares to the Additional Forward Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Additional Forward Purchaser’s representations as expressed herein. The Additional Forward Purchaser understands that the Additional Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Additional Forward Purchaser must hold the Additional Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Additional Forward Purchaser acknowledges that the Company has no obligation to register or qualify the Additional Forward Purchase Shares for resale, except as provided in the Registration Rights Agreement dated as of [⚫], 2023 between the Company, Pershing Square SPARC Sponsor, LLC (the “Sponsor”) and the other parties thereto (the “Registration Rights Agreement”). The Additional Forward Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Additional Forward Purchase Shares, and on requirements relating to the Company which are outside of the Additional Forward Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Additional Forward Purchaser understands that the offering of the Additional Forward Purchase Shares is not and is not intended to be part of the Distribution, and that the Additional Forward Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(h) No Public Market. The Additional Forward Purchaser understands that no public market now exists for the Additional Forward Purchase Shares, and that the Company has made no assurances that a public market will ever exist for the Additional Forward Purchase Shares.

(i) High Degree of Risk. The Additional Forward Purchaser understands that its agreement to purchase the Additional Forward Purchase Shares involves a high degree of risk which could cause the Additional Forward Purchaser to lose all or part of its investment.

(j) Accredited Investor. As of the date hereof, the Additional Forward Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither the Additional Forward Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Additional Forward Purchase Shares.

(l) Residence. The Additional Forward Purchaser’s principal place of business is the office or offices located at the address of the Additional Forward Purchaser set forth on the signature page hereof.

(m) Adequacy of Financing. The Additional Forward Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n) Affiliation of Certain FINRA Members. The Additional Forward Purchaser is neither a person associated nor affiliated with, to its actual knowledge, any member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the Distribution.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Additional Forward Purchaser nor any person acting on behalf of the Additional Forward Purchaser nor any of the Additional Forward Purchaser’s affiliates (the “Additional Forward Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Additional Forward Purchaser and the Distribution, and the Additional Forward Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Additional Forward Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Additional Forward Purchasers as follows:

(a) Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. On the date hereof, the authorized share capital of the Company consists of: [⚫] share of common stock, par value [⚫] per share (the “Common Stock”), 422,533 of which are issued and outstanding as of the date hereof; all of the outstanding Common Stock shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and to issue the Additional Forward Purchase Shares has been taken or will be taken prior to the Business Combination Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of a Business Combination Closing, and the issuance and delivery of the Additional Forward Purchase Shares has been taken or will be taken prior to a Business Combination Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Securities. The Additional Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Additional Forward Purchaser. Assuming the accuracy of the representations of the Additional Forward Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Additional Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(e) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Additional Forward Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default of any provisions of the Charter, bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations. As of the date hereof, the Company has not conducted, and prior to the Distribution the Company will not conduct, any operations other than organizational activities and activities in connection with the Distribution.

(h) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Additional Forward Purchase Shares.

(i) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed Distribution or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Additional Forward Purchaser in Section 2 of this Agreement or in any certificate or agreement delivered hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Additional Forward Purchaser Parties.

4. Registration Rights; Transfer

(a) Registration. The Company agrees that the Additional Forward Purchasers shall have the registration, indemnification and other rights set forth in the Registration Rights Agreement.

(b) Transfer. All of the Additional Forward Purchaser’s rights and obligations hereunder with may be transferred or assigned, at any time and from time to time and in whole or in part, to any entity that is managed by Pershing Square Capital Management, L.P., but not to other third parties (each such transferee or assignee, a “Transferee”). Upon any such transfer or assignment the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Additional Forward Purchaser’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of Additional Forward Purchase Shares such Transferee shall have the right to purchase (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Additional Forward Purchasers hereunder with respect to the Transferee Securities, and references herein to the “Additional Forward Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Additional Forward Purchaser and any such Transferee shall be several and not joint and shall be made as to the Additional Forward Purchaser or any such Transferee, as applicable, as to itself only.

5. Additional Agreements and Acknowledgements of the Additional Forward Purchaser.

(a) Custodial Account.

(i) The Additional Forward Purchaser hereby acknowledges that it is aware that the Company will establish a custodial account for the benefit of the holders of the SPARs that elect to have their SPARs exercised upon the Business Combination Closing (the “Custodial Account”).

(ii) The Additional Forward Purchaser, for itself and its affiliates, hereby agrees that it will have no right, title, interest or claim of any kind (“Claim”) in or to any monies held in such Custodial Account, and hereby irrevocably waives any Claim to, or to any monies in, the Custodial Account that it may have now or in the future, except in each case for any Claims, if any, the Additional Forward Purchaser or its affiliates may have in respect of any SPARs, if any, held by it. In the event the Additional Forward Purchaser has any Claim against the Company under this Agreement other than as set forth in the immediately preceding sentence, the Additional Forward Purchaser shall pursue such Claim solely against the Company and its assets outside the Custodial Account and not against the property or any monies in the Custodial Account.

(b) Voting. The Additional Forward Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Additional Forward Purchaser shall vote any shares of Common Stock owned by it in favor of any proposed Business Combination.

(c) Additional Financing. Notwithstanding anything in the contrary in this Agreement, the Company reserves the right to obtain additional debt and equity financing in connection with the consummation of its Business Combination, including without limitation selling additional Public Shares to third parties or related parties, provided sales of Public Shares will be made at the Final Exercise Price and the terms of any such additional financing will be disclosed in the post-effective amendment to the Form S-1 which discloses all material terms of the Business Combination in accordance with applicable law.

6. Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Public Shares on the New York Stock Exchange or another national securities exchange.

7. Closing Conditions.

(a) The obligation of the Additional Forward Purchaser to purchase the Additional Forward Purchase Shares at a Business Combination Closing under this Agreement shall be subject to the fulfillment, at or prior to such Business Combination Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Additional Forward Purchaser:

(i) the Business Combination shall be consummated substantially concurrently with the purchase of the Additional Forward Purchase Shares;

(ii) Each of the Company and the Surviving Corporation, respectively, shall have delivered to the Additional Forward Purchaser a certificate evidencing the Company’s and the Surviving Corporation’s good standing in the jurisdiction of its incorporation;

(iii) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Business Combination Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Business Combination Closing; and

(v) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Additional Forward Purchaser of the Additional Forward Purchase Shares.

(b) The obligation of the Company to sell the Additional Forward Purchase Shares at a Business Combination Closing under this Agreement shall be subject to the fulfillment, at or prior to such Business Combination Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) the Business Combination shall be consummated substantially concurrently with the purchase of the Additional Forward Purchase Shares;

(ii) The representations and warranties of the Additional Forward Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Business Combination Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Additional Forward Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Additional Forward Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Additional Forward Purchaser at or prior to such Business Combination Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Additional Forward Purchaser of the Additional Forward Purchase Shares.

8. Termination. This Agreement may be terminated at any time:

(a) by mutual written consent of the Company and each of the Additional Forward Purchaser;

(b) automatically:

(i) if the Distribution is not consummated on or prior to [⚫], 2023;

(ii) the date that is 10 years from the Distribution; or

(iii) if a Business Combination Agreement has been executed and the Business Combination has not been consummated by the date that is 10 months from the start of the SPAR Holder Election Period.

In the event of any termination of this Agreement pursuant to this Section 8, any Additional Forward Purchase Price (and interest thereon, if any), if previously paid, shall be promptly returned to the Additional Forward Purchaser, the Company shall ensure appropriate instruments are executed to ensure that the any holder of SPARs will have no claim to such funds, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Additional Forward Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each of the parties shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Pershing Square SPARC Holdings, Ltd., 787 Eleventh Avenue, 9th Floor, New York, New York 10019, Attention: Steve Milankov (General Counsel and

Corporate Secretary), and emailed to milankov@persq.com, with a copy sent to the Company’s counsel at Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Stephen Fraidin, Esq. and Gregory P. Patti, Jr., Esq., and emailed to stephen.fraidin@cwt.com and greg.patti@cwt.com. All communications to the Additional Forward Purchaser shall be sent to the Additional Forward Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) No Finder’s Fees. Each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Additional Forward Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Additional Forward Purchaser or its respective officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Additional Forward Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Adjustments to Notional Amounts. In the event of any change to the capital structure of the Company, whether dilutive or otherwise, by way of a stock dividend or stock split, or any other dividend however described, the Additional Forward Purchase Shares and the Forward Purchase Price will be adjusted to account for such changes.

(d) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement or (subject to Section 8 herein) the termination hereof.

(e) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(k) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Additional Forward Purchaser.

(n) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o) Expenses. Each of the Company and the Additional Forward Purchaser will bear its own costs and expenses incurred in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Additional Forward Purchase Shares.

(p) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r) Specific Performance. The Additional Forward Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Additional Forward Purchaser in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ADDITIONAL FORWARD PURCHASER:

PS SPARC I MASTER, L.P.

By:	PS SPARC I GP, LLC, its General Partner

By:
	Name:	William A. Ackman
	Title:	Sole Member

Address for Notices:		787 Eleventh Avenue, 9th Floor, New York, NY 10019

COMPANY:

PERSHING SQUARE SPARC HOLDINGS, LTD.

By:	/s/
	Name:	William A. Ackman
	Title:	Chairman and Chief Executive Officer

[Signature Page to Additional Forward Purchase Agreement]

SCHEDULE A

SCHEDULE OF TRANSFERS OF AGGREGATE ADDITIONAL FORWARD PURCHASE AMOUNT

The following transfers of a portion of the original Aggregate Additional Forward Purchase Amount have been made:

Date of Transfer	Transferee	Number of Aggregate Additional Forward Purchase Amount Transferred	Additional Forward Purchaser Revised Aggregate Additional Forward Purchase Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF AGGREGATE ADDITIONAL FORWARD PURCHASE AMOUNT:

Schedule A as of , 202[ ], accepted and agreed to as of this day of , 202[ ] by:

PERSHING SQUARE SPARC HOLDINGS, LTD.

By:

By:
Name:
Title:

Exhibit A-1